Exhibit 99.1

Delta Apparel Revenue Increases 6% in the Fiscal 2021 September Quarter

Anticipates fourth quarter GAAP earnings in range of $0.91 to $0.94 per diluted share

GREENVILLE, S.C., October 27, 2021 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary results for its 2021 fiscal fourth quarter (the “September quarter”).

The Company expects overall net sales for the 2021 September quarter to be approximately $114 million, an increase of about 6% over last year’s fourth quarter sales calculated on a comparable 13-week basis.  Earnings for the 2021 September quarter are anticipated to be in range of $0.91 to $0.94 per diluted share.  Excluding a valuation gain on contingent consideration, the Company expects fourth quarter diluted EPS growth of over 20% compared to the prior year quarter.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “In what remained a highly fluid period for our industry with many cross currents, we are extraordinarily proud of the strong finish to our 2021 fiscal year.  The fourth quarter performance is a testament to the strength of our strategic model to service diversified sales channels utilizing our unique and flexible integrated manufacturing platform and broad geographic distribution network."

Humphreys continued, “Our Delta Group sales increased 5% as the custom and retail-direct business remained strong with brands and retailers alike seeing the advantages of our supply-chain partnership, with our near-shore, fully-integrated manufacturing platform and sourcing network. While our Delta catalog growth was constrained, particularly at the beginning of the quarter, from suboptimal inventory levels, our record-level manufacturing output allowed us to rebuild inventory as the quarter progressed.   We expect this will continue through the first half of fiscal year 2022, positioning us for a strong spring selling season.

The powerful emotional connection consumers have with the Salt Life brand fueled strong, double-digit growth during our fourth quarter in our Salt Life retail doors, as well as through our wholesale channel.  We recently announced the opening of five new Salt Life retail stores in Florida, South Carolina, and Alabama.  The store openings are expected early next year as we gear up to meet the continued strong demand for the brand.”

Humphreys concluded, “I remain extremely proud of the hard work and dedication of our personnel across all of our business units.  Their unwavering focus on servicing our customers during these extraordinary times has enabled us to deliver powerful fourth quarter and full year fiscal 2021 results.”

The Company expects net sales for fiscal 2021 to be approximately $436 million, an increase of about 14% from the prior year. Earnings for the fiscal 2021 are anticipated to be in range of $2.81 to $2.84 per diluted share.  Total net debt, including capital lease financing and cash on hand, was about $121 million as of September 2021, a decrease of about $11 million from June 2021 and a decrease of about $1 million from net debt levels a year ago.   Cash on hand and availability under the Company’s U.S. revolving credit facility totaled about $45 million as of September 2021.

The Company remains optimistic about the broad-based opportunities for continued top-line growth and expanded profitability for the business in fiscal 2022 and beyond.  The Company believes its future free cash flow, cash on hand, and availability under its credit facilities is sufficient to support the Company’s growth initiatives while also providing liquidity for the Company to repurchase its common stock pursuant to its previously announced Share Repurchase Program or take other actions as the Board of Directors may deem appropriate to increase shareholder value.

Fourth Quarter and Full Year Fiscal 2021 Results on November 18, 2021

Final and complete financial results for the fiscal year 2021 fourth quarter ended October 2, 2021, will be released after the market close on November 18, 2021. At 4:30 p.m. ET on that day, the Company will also hold a conference call with senior management to discuss its financial results and business outlook. The Company invites you to join the call by dialing 800-437-2398. If calling from outside the United States, please dial 323-289-6576. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through December 18, 2021. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 9801947.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,700 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the volatility and uncertainty of cotton and other raw material prices and availability; the general U.S. and international economic conditions; competitive conditions in the apparel industry; restrictions on our ability to borrow capital or service our indebtedness; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; changing consumer preferences or trends; our ability to successfully open and operate new retail stores; changes in economic, political or social stability at our offshore locations; significant interruptions within our manufacturing or distribution facilities or other operations; our ability to attract and retain key management; significant changes in our effective tax rate; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy, fuel and other costs; material disruptions in our information systems; compromises of our data security; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact:

Deborah Merrill, 864-232-5200 x6620
investor.relations@deltaapparel.com

Investor Relations and Media Contact:
ICR, Inc.

Investors:
Tom Filandro, 646-277-1235

Media:
Jessica Liddell, 203-682-8208
DLAPR@icrinc.com